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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated March 16, 2007 on the consolidated financial statements of Advanced Cell Technology, Inc. for the years ended December 31, 2006 and 2005 which included an explanatory paragraph and raised substantial doubts about Advanced Cell Technology, Inc.'s ability to continue as a going concern.

        We also consent to the reference to us given as experts in matters of accounting and auditing in this registration statement.

/s/ Stonefield Josephson, Inc.
Los Angeles, California
September 28, 2007

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  EXHIBIT 23.1